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                                                                   EXHIBIT 12(b)


                          GIBSON, DUNN & CRUTCHER LLP
                             333 South Grand Avenue
                         Los Angeles, California 90071


                                 March 11, 1997


(213) 229-7000                                                     C 64431-00004


New USA Mutual Funds, Inc.
c/o  State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


Ladies and Gentlemen:

      We are acting as counsel to New USA Mutual Funds, Inc., a Maryland corporation ("New USA"), and New USA Growth Fund, the sole series thereof (together with New USA, the "New USA Mutual Fund") in connection with the acquisition by MFS Emerging Growth Fund ("MFS Fund"), a series of MFS Series Trust II, a Massachusetts business trust ("MFS Trust"), of all of the assets and stated liabilities of New USA Mutual Fund followed by the liquidation of the New USA Mutual Fund (the "Reorganization"). You have requested our opinion as to the material federal income tax consequences of the Reorganization to New USA Mutual Fund and its shareholders. The Reorganization will be effected pursuant to the terms and conditions of the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of March 6, 1997, by and between MFS Trust, on behalf of MFS Fund, and New USA Mutual Fund. The Reorganization Agreement is attached as Exhibit A to the Registration Statement on Form N-14 (the "Registration Statement") filed on March 11, 1997 with the Securities and Exchange Commission in connection with the Reorganization. This opinion is being rendered pursuant to Section 8.6 of the Reorganization Agreement for the sole benefit of New USA Mutual Fund and its shareholders. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Reorganization Agreement.

      In rendering our opinion, we have examined the Reorganization Agreement and have relied upon, and assumed as correct now and as of the Closing Date, (i) the factual information contained in the Registration Statement, (ii) the representations, warranties and covenants contained in the Reorganization Agreement, (iii) certain factual representations made by MFS Fund and New USA Mutual Fund, which are attached hereto and made a part hereof, and (iv) such other materials as we have deemed necessary or appropriate as a basis for our opinion. Our opinion assumes that the MFS Fund Shares to be issued to New USA

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GIBSON, DUNN & CRUTCHER LLP

New USA Mutual Funds, Inc.
c/o  State Street Bank and Trust Company
March 11, 1997
Page 2


Mutual Fund pursuant to the Reorganization Agreement will have the rights, preferences and privileges set forth in the MFS Fund Prospectus.

      Based on the foregoing representations and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

      (i) The acquisition by the MFS Fund of all of the assets of New USA Mutual Fund, solely in exchange for MFS Fund Shares and the assumption of the stated liabilities of New USA Mutual Fund by MFS Fund, followed by the distribution by New USA Mutual Fund of the MFS Fund Shares in complete liquidation to the shareholders of New USA Mutual Fund in exchange for their New USA Mutual Fund shares, will constitute a reorganization within the meaning of Section 368(a) of the Code, and New USA Mutual Fund and MFS Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

      (ii) No gain or loss will be recognized by New USA Mutual Fund upon the transfer of all of its assets to MFS Fund solely in exchange for MFS Fund Shares and the assumption of the stated liabilities of New USA Mutual Fund by MFS Fund or upon the distribution to New USA Mutual Fund shareholders of such MFS Fund Shares pursuant to the Reorganization Agreement;

      (iii) No gain or loss will be recognized by MFS Fund upon the receipt of the assets of New USA Mutual Fund solely in exchange for MFS Fund Shares and the assumption of the stated liabilities of New USA Mutual Fund by MFS Fund;

      (iv) The basis of the assets of New USA Mutual Fund acquired by MFS Fund will be, in each instance, the same as the basis of those assets in the hands of New USA Mutual Fund immediately prior to the transfer;

      (v) The holding period of the assets of New USA Mutual Fund in the hands of MFS Fund will include, in each instance, the holding period of such assets in the hands of New USA Mutual Fund;

      (vi) The shareholders of New USA Mutual Fund will not recognize gain or loss upon the exchange of all of their New USA Mutual Fund shares solely for MFS Fund Shares as part of the transaction;

      (vii) The basis of the MFS Fund Shares to be received by each New USA Mutual Fund shareholder will be, in the aggregate, the same as the basis, in the


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GIBSON, DUNN & CRUTCHER LLP

New USA Mutual Funds, Inc.
c/o  State Street Bank and Trust Company
March 11, 1997
Page 3

            aggregate, of the New USA Mutual Fund shares surrendered by such shareholder in exchange therefor; and

      (viii)The holding period of the MFS Fund Shares to be received by each New USA Mutual Fund shareholder will include the holding period of the New USA Mutual Fund shares surrendered by such shareholder in exchange therefor, provided the New USA Mutual Fund shares were held by such shareholder as capital assets on the date of the exchange.

      This opinion expresses our views only as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by the MFS Fund, New USA Mutual Fund, or the New USA Mutual Fund shareholders contrary to such representations might adversely affect the conclusions stated herein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Certain Federal Income Tax Considerations" in the Registration Statement and the prospectus that forms a part thereof.

                                    Very truly yours,



                                    GIBSON, DUNN & CRUTCHER LLP
                                    ---------------------------------
                                    GIBSON, DUNN & CRUTCHER LLP
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                              MFS Series Trust II
                              500 Boylston Street
                          Boston, Massachusetts 02116


                                 March 7, 1997


Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197

Gentlemen:

         This letter is being delivered to you in connection with your delivery of your legal opinion pursuant to Section 8.6 of the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 6, 1997, by and between New USA Mutual Funds, Inc., a Maryland corporation ("New USA"), on behalf of New USA Growth Fund, the sole series thereof (together with New USA, the "New USA Mutual Fund"), and MFS Series Trust II, a Massachusetts business trust ("MFS Trust"), on behalf of MFS Emerging Growth Fund (the "MFS Fund"), a series of MFS Trust. Pursuant to the terms of the Reorganization Agreement, the transaction between New USA Mutual Fund and MFS Fund will consist of (i) the transfer of all of the assets of New USA Mutual Fund to MFS Fund in exchange solely for Class A shares of MFS Fund (the "MFS Fund Shares") and the assumption by MFS Fund of certain stated liabilities of New USA Mutual Fund, and (ii) the distribution by New USA Mutual Fund of the MFS Fund Shares to the shareholders of New USA Mutual Fund in liquidation of New USA Mutual Fund (the "Reorganization"). Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Reorganization Agreement. All section references herein, unless otherwise specified, are to the Internal Revenue Code of 1986, as amended (the "Code").

         After due inquiry and investigation regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are true:

         (1) The fair market value of the MFS Fund Shares (which may include fractional shares) to be received by each New USA Mutual Fund shareholder will be approximately equal to the fair market value of New USA Mutual Fund shares surrendered in the Reorganization.

         (2) MFS Fund is one of four separate series of MFS Trust, each of which is treated as a separate corporation for federal income tax purposes pursuant to Section 851(h) of the Code.

         (3) MFS Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by New USA Mutual Fund prior to the Reorganization. For purposes of this representation, (i) amounts paid by New USA Mutual Fund or MFS Fund to shareholders in redemption of New USA Mutual Fund shares, where such redemptions (if any) are initiated by New USA Mutual Fund shareholders on or
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Gibson, Dunn & Crutcher LLP
March 7, 1997
Page 2




before the Closing Date in connection with or as a result of the Reorganization Agreement or the Reorganization rather than in the ordinary course of business apart from the Reorganization Agreement or the Reorganization, (ii) amounts used by New USA Mutual Fund to pay expenses of the Reorganization, and (iii) amounts used by New USA Mutual Fund to effect any distributions (except for regular, normal distributions and dividends declared and paid in order to ensure New USA Mutual Fund's continued qualification as a "regulated investment company" as such term is used in Section 851 and to avoid the imposition of fund-level tax, including distributions declared and paid in accordance with paragraph 8.5 of the Reorganization Agreement) made by New USA Mutual Fund immediately prior to the Reorganization, will be included as assets of New USA Mutual Fund held immediately prior to the Reorganization.

         (4) Except to the extent necessary to comply with its legal obligation to redeem its own shares pursuant to Section 22(e) of the Investment Company Act of 1940, MFS Fund has no plan or intention to reacquire any of the MFS Fund Shares issued to the New USA Mutual Fund shareholders in the Reorganization.

         (5) MFS Fund has no plan or intention to sell or otherwise dispose of any of the assets of New USA Mutual Fund acquired in the Reorganization, except for dispositions made in the ordinary course of MFS Fund's trade or business or in order to maintain MFS Fund's qualification as a regulated investment company under Section 851 of the Code. In the ordinary course of MFS Fund's business, it continuously reviews its portfolios to determine whether to retain or sell securities in its portfolios. After the Reorganization, the assets of New USA Mutual Fund acquired by MFS Fund in the Reorganization will be subject to the same review process.

         (6) Following the Reorganization, MFS Fund will continue the historic business of the New USA Mutual Fund or use a significant portion of New USA Mutual Fund's historic business assets in a business within the meaning of Treasury Regulations Section 1.368-1(d).

         (7) MFS Fund, New USA Mutual Fund, and the shareholders of New USA Mutual Fund will pay their respective expenses incurred in connection with the Reorganization. If, however, MFS Fund pays or assumes expenses of New USA Mutual Fund, it will pay or assume only those expenses of New USA Mutual Fund that are solely and directly related to the Reorganization in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

         (8) There is no intercorporate indebtedness existing between MFS Fund and New USA Mutual Fund that was issued, acquired, or will be settled at a discount.

         (9)     MFS Fund does not own, directly or indirectly, nor has it
owned during the past five years, directly or indirectly, any stock of New USA Mutual Fund.
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Gibson, Dunn & Crutcher LLP
March 7, 1997
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         (10)    MFS Fund qualifies as a "regulated investment company" as such term is used in Section 851 and has so qualified since its formation. MFS Fund has been subject to the provisions of Sections 851 through 855 and intends to continue to be subject to those provisions through the Closing Date.

         It is understood that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Reorganization Agreement (including all schedules and exhibits thereto) and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. It is further understood that your opinions will not address any tax consequence of the Reorganization or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        MFS SERIES TRUST II,
                                        a Massachusetts business trust

                                        James O. Yost

                                        By:      James O. Yost
                                        Title:   Assistant Treasurer
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                           New USA Mutual Funds, Inc.
                    c/o State Street Bank and Trust Company
                              1776 Heritage Drive
                       North Quincy, Massachusetts 02171


                                 March 10, 1997


Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197

Gentlemen:

         This letter is being delivered to you in connection with your delivery of your legal opinion pursuant to Section 8.6 of the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 6, 1997, by and between New USA Mutual Funds, Inc., a Maryland corporation ("New USA"), on behalf of New USA Growth Fund, the sole series thereof (together with New USA, the "New USA Mutual Fund"), and MFS Series Trust II, a Massachusetts business trust ("MFS Trust"), on behalf of MFS Emerging Growth Fund (the "MFS Fund"), a series of MFS Trust. Pursuant to the terms of the Reorganization Agreement, the transaction between New USA Mutual Fund and MFS Fund will consist of (i) the transfer of all of the assets of New USA Mutual Fund to MFS Fund in exchange solely for Class A shares of MFS Fund (the "MFS Fund Shares") and the assumption by MFS Fund of certain stated liabilities of New USA Mutual Fund, and (ii) the distribution by New USA Mutual Fund of the MFS Fund Shares to the shareholders of New USA Mutual Fund in liquidation of New USA Mutual Fund (the "Reorganization"). Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Reorganization Agreement. All section references herein, unless otherwise specified, are to the Internal Revenue Code of 1986, as amended (the "Code").

         After due inquiry and investigation regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are true:

         (1) The fair market value of the MFS Fund Shares (which may include fractional shares) to be received by each New USA Mutual Fund shareholder will be approximately equal to the fair market value of New USA Mutual Fund shares surrendered in the Reorganization. The shareholders of New USA Mutual Fund will receive no consideration, other than MFS Fund Shares as described in the Reorganization Agreement, in exchange for their New USA Mutual Fund shares.

         (2) There is no plan or intention by any New USA Mutual Fund shareholder who owns (directly or indirectly) 5 percent or more of the outstanding New USA Mutual Fund shares, and to the best of the knowledge of the management of New USA Mutual Fund, there is no plan or intention on the part of the shareholders of New USA Mutual Fund to sell, exchange, transfer, distribute, pledge or otherwise engage in a transaction that results in a reduction in the risk of
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Gibson, Dunn & Crutcher LLP
March 10, 1997
Page 2




ownership or a direct or indirect disposition ("Sale") of a number of MFS Fund Shares received in the transaction that would reduce the New USA Mutual Fund shareholders' ownership of MFS Fund Shares to a number of shares having a value, as of the Closing Date, of less than 50 percent of the value of all of the formerly outstanding stock of New USA Mutual Fund as of the same date. For purposes of this representation, shares of New USA Mutual Fund stock and MFS Funds Shares held by New USA Mutual Fund shareholders and disposed of in a Sale or redeemed prior or subsequent to the Reorganization will be considered in making this representation, except for shares of New USA Mutual Fund and MFS Fund Shares that are required to be redeemed by New USA Mutual Fund or MFS Fund in the ordinary course of their business as a series of an open-end investment company pursuant to Section 22(e) of the Investment Company Act of 1940.

         (3) No cash will be paid to shareholders of New USA Mutual Fund in lieu of fractional shares.

         (4) MFS Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by New USA Mutual Fund prior to the Reorganization. For purposes of this representation, (i) amounts paid by New USA Mutual Fund or MFS Fund to shareholders in redemption of New USA Mutual Fund shares, where such redemptions (if any) are initiated by New USA Mutual Fund shareholders on or before the Closing Date in connection with or as a result of the Reorganization Agreement or the Reorganization rather than in the ordinary course of business apart from the Reorganization Agreement or the Reorganization, (ii) amounts used by New USA Mutual Fund to pay expenses of the Reorganization, and (iii) amounts used by New USA Mutual Fund to effect any distributions (except for regular, normal distributions and dividends declared and paid in order to ensure New USA Mutual Fund's continued qualification as a "regulated investment company" as such term is used in Section 851 and to avoid the imposition of fund-level tax, including distributions declared and paid in accordance with
Section 8.5 of the Reorganization Agreement) made by New USA Mutual Fund immediately prior to the Reorganization, will be included as assets of New USA Mutual Fund held immediately prior to the Reorganization.

         (5) New USA Mutual Fund will distribute the MFS Fund Shares it receives in the Reorganization to its shareholders as provided in the Reorganization Agreement.

         (6) The liabilities of New USA Mutual Fund assumed by MFS Fund plus the liabilities, if any, to which the transferred assets are subject were incurred by New USA Mutual Fund in the ordinary course of its business and are associated with the assets transferred.

         (7) MFS Fund, New USA Mutual Fund, and the shareholders of New USA Mutual Fund will pay their respective expenses incurred in connection with the Reorganization. If,
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Gibson, Dunn & Crutcher LLP
March 10, 1997
Page 3




however, MFS Fund (or New USA Research & Management Co., the investment advisor to New USA Mutual Fund) pays or assumes expenses of New USA Mutual Fund, it will pay or assume only those expenses of New USA Mutual Fund that are solely and directly related to the Reorganization in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

         (8) There is no intercorporate indebtedness existing between MFS Fund and New USA Mutual Fund that was issued, acquired, or will be settled at a discount.

         (9) MFS Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of New USA Mutual Fund.

         (10) The fair market value of the assets of New USA Mutual Fund transferred to MFS Fund will equal or exceed the sum of the liabilities assumed by MFS Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

         (11) New USA Mutual Fund is not, and as of the Closing Date will not be, under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

         (12) New USA Mutual Fund qualifies as a "regulated investment company" as such term is used in Section 851 and has so qualified since its formation. New USA Mutual Fund has been subject to the provisions of Sections 851 through 855 and will continue to be subject to those provisions as of the Closing Date.

         (13) Prior to the Reorganization, New USA Mutual Fund will have declared to its shareholders of record a dividend or dividends payable prior to the Closing Date that, together with all previous dividends, will have the effect of distributing all of New USA Mutual Fund's investment company taxable income as defined in Section 852(b)(2), all of the excess of (i) its interest income excludable from gross income under Section 103(a) over (ii) its deductions disallowed under Sections 265 and 171 (a) (2), and all of its net capital gain as such term is used in Section 852(b)(3)(C), after reduction by any capital loss carryforward, in each case for the taxable year ending January 31, 1997, and its short taxable year ending on the Closing Date.

         (14) None of the compensation received by any shareholder-employee of New USA Mutual Fund will be separate consideration for, or allocable to, any of their shares of stock of New USA Mutual Fund. None of the MFS Fund Shares received by any shareholder-employee of New USA Mutual Fund will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete, and the compensation paid to any shareholder-employee of New USA Mutual Fund will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.
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March 10, 1997
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         It is understood that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Reorganization Agreement (including all schedules and exhibits thereto) and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. It is further understood that your opinions will not address any tax consequence of the Reorganization or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        NEW USA MUTUAL FUNDS, INC.
                                        a Maryland corporation


                                        By: MARGARET R. HARRIES
                                           -----------------------------------
                                           Margaret R. Harries

                                        Title:  Senior Vice President, Secretary